UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2023

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	YMAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer and Class III Director

On October 18, 2023, Y-mAbs Therapeutics, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Michael Rossi to serve as the Company’s President and Chief Executive Officer, increased the size of the Board from seven to eight directors and elected Mr. Rossi as a Class III director of the Company, in each case effective as of the date of the commencement of his employment with the Company, which is expected to be November 6, 2023 (the “Effective Date”). Mr. Rossi’s term as a Class III director continues until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. On the Effective Date, Mr. Rossi will replace Thomas Gad in the roles of President and Chief Executive Officer of the Company. Mr. Gad, the Company’s Founder, who has been serving as interim Chief Executive Officer, President and Head of Business Development & Strategy, will cease to serve in those roles as of the Effective Date and will assume the roles of Chief Business Officer of the Company and Vice Chairman of the Board.

Mr. Rossi, age 52, has more than 30 years of experience in the radiopharmaceutical industry, most recently as the Medical Group President of Mirion Technologies, Inc., a provider of detection, measurement, analysis and monitoring solutions to the nuclear defense, medical and research end markets, which he joined in October 2022. Prior to that, Mr. Rossi was employed by Advanced Accelerator Applications, a Novartis subsidiary focused on nuclear medicine, from June 2019 until June 2022, most recently as the Head of Radioligand Imaging. Before that, Mr. Rossi was at Jubilant DraxImage Radiopharma, which develops, manufactures and commercializes of radiopharmaceuticals, from April 2014 until May 2019, most recently as the President of the Jubilant Radiopharmaceuticals business. Mr. Rossi’s past experience also includes positions with GE Healthcare, Tyco Healthcare/Mallinckrodt and Synco International Corp. Mr. Rossi currently sits on the boards of directors of the private companies Archeus Technologies Ltd and Nucleus Radiopharma. Mr. Rossi earned a B.S. in Pharmacy from the University of the Sciences, Philadelphia College of Pharmacy and holds an Authorized Nuclear Pharmacist Certification from Butler University. He remains a Licensed Pharmacist in the state of Pennsylvania.

Agreements with President and Chief Executive Officer

In connection with his appointment as President and Chief Executive Officer, Mr. Rossi entered into an employment agreement with the Company on October 17, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Rossi will serve as the Company’s President and Chief Executive Officer and perform those duties and responsibilities as are customary for a President and Chief Executive Officer. In addition, Mr. Rossi will:

•	receive an initial annual base salary of $705,600, which base salary will be subject to review and adjustment by the Company in its sole discretion from time to time;

•	receive a signing bonus of $300,000, the full amount of which will be earned if Mr. Rossi remains employed by the Company for at least 12 months after the Start Date;

•	be eligible to receive the Initial Option (as defined below);

•	be eligible to receive the 2024 Equity Awards (as defined below); and

•	be eligible to receive an annual cash bonus of up to 65% of his base salary (which cash bonus for 2023 will be paid at the target amount prorated based on days worked within the year, conditioned on continuous employment with the Company through December 31, 2023), subject to review and adjustment by the Company from time to time. Beginning in 2024, receipt of the cash bonus will be dependent on the attainment of performance objectives to be agreed upon by Mr. Rossi and the Board within the first sixty days of each year, as determined by the Board or Compensation Committee (“Compensation Committee”) of the Board in its reasonable good faith, and Mr. Rossi’s continuous performance of services to the Company through December 31st of the applicable year for which the bonus amount is calculated.

Pursuant to the Employment Agreement, Mr. Rossi may be eligible for future grants of equity awards, subject to approval by the Board or the Compensation Committee, and is entitled to participate in and is eligible to receive all Company employee benefits, including paid time off, offered to senior executives of the Company, including medical, vision, dental, life insurance and participation in a Section 401(k) retirement plan.

The Employment Agreement provides for the grant of an option to purchase 615,240 shares of the Company’s common stock (the “Initial Option”). The Initial Option is to be granted as soon as practicable following the Effective Date pursuant to the Y-mAbs Therapeutics, Inc. 2018 Equity Incentive Plan and the form of option award agreement previously adopted and disclosed by the Company. The Initial Option will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date, an expiration date of no more than 10 years following the date of grant and will vest in accordance with the following schedule: 25% of the total shares subject to the Initial Option will vest on the one year anniversary of the Effective Date and 1/48th of the total shares subject to the Initial Option will vest each month thereafter on the same day of the month as the Effective Date (or if there is no corresponding day, on the last day of the month), in each case subject to Mr. Rossi’s continuous service through each such date.

The Employment Agreement further provides that Mr. Rossi will be eligible to receive in fiscal year 2024 (i) an option to purchase 214,200 shares of the Company’s common stock (the “2024 Option”) which will be subject to a vesting schedule at least as favorable as that of the Initial Option and (ii) 35,700 restricted stock units (the “2024 RSUs” and, together with the 2024 Option, the “2024 Equity Awards”); provided, further, that the aggregate grant date fair value of the 2024 Equity Awards will in no event exceed $2.0 million, as determined by the Board of Directors (or the Compensation Committee thereof).

Mr. Rossi’s employment is “at will.” Either the Company or Mr. Rossi may terminate his employment at any time with or without cause or advance notice, subject to the terms and conditions of the Employment Agreement. In the event the Company terminates his employment without “Cause” (as defined below) or Mr. Rossi terminates his employment with the Company for “Good Reason” (as defined below), then, conditioned upon his execution and non-revocation of a separation agreement and release of claims in a form satisfactory to the Company, Mr. Rossi will be eligible to receive the following severance benefits:

•	an amount equal to his then current base salary for twelve months, paid pursuant to an installment schedule set forth in the Employment Agreement;

•	if not yet paid, the amount of his annual cash bonus for the immediately preceding calendar year, paid at the same time as such annual cash bonus would be paid if he had remained employed by the Company;

•	an amount equal to the annual cash bonus target for the calendar year in which the termination occurs, pro-rated based on days worked withing the year;

•	acceleration of the Initial Option and any other equity award that is subject to a time-based vesting schedule as if he had remained continuously employed by the Company for twelve months following the date of the termination; and

•	provided Mr. Rossi timely elects continued coverage under COBRA, payment by the Company of the COBRA premiums necessary to continue his health insurance coverage in effect on the termination date (the “COBRA Premiums”) beginning on the date of his separation from service and ending on the earliest to occur of (a) twelve months following the date of his separation from service, (b) the date he becomes eligible for group health insurance coverage through a new employer or (c) the date he ceases to be eligible for COBRA coverage for any reason.

In the event Mr. Rossi is terminated by the Company without “Cause” or terminates his employment for “Good Reason” upon or within twelve months following a Change in Control (as defined in the Employment Agreement), then, conditioned upon his execution and non-revocation of a separation agreement and release of claims in a form satisfactory to the Company, Mr. Rossi will be entitled to the following change in control severance benefits:

•	an amount equal to his then current base salary for eighteen months (the “Severance”), paid in lump sum;

•	provided Mr. Rossi timely elects continued coverage under COBRA, payment by the Company of COBRA Premiums beginning on the date of his separation from service and ending on the earliest to occur of (a) eighteen months following the date of his separation from service, (b) the date he becomes eligible for group health insurance coverage through a new employer or (c) the date he ceases to be eligible for COBRA coverage for any reason;

•	a bonus equivalent to 150% of his annual bonus target for the year in which such termination occurs, payable in lump sum; and

•	full acceleration of (a) the vesting of any service or time-based vesting conditions of his then outstanding equity awards and (b) the vesting of any performance conditions of his then outstanding equity awards at 100% of the target level of achievement, in each case as of later of the date of Mr. Rossi’s termination or the effectiveness of the change in control.

Pursuant to the Employment Agreement, the Company has the right to terminate Mr. Rossi’s employment at any time for “Cause,” his employment with the Company may be terminated due to his death or disability or he may resign at any time without “Good Reason.” Any such termination or resignation is a non-qualifying termination. If Mr. Rossi becomes subject to a non-qualifying termination, he will cease vesting in any then outstanding equity awards, all payments of compensation by the Company to him will terminate immediately (except as to amounts already earned), and he will not be entitled to receive the severance benefits, change in control severance benefits or any other severance compensation or benefits. Notwithstanding the foregoing, if Mr. Rossi dies while employed by the Company, his estate will be entitled to receive an amount equal to six months of his then-current base salary, payable in lump sum.

For purposes of the Employment Agreement, the term “Cause” means (a) conviction of (or plea of guilty or no contest to) any felony or any crime involving moral turpitude; (b) participation in any fraud, act of material dishonesty or act of intentional and willful misconduct against the Company; (c) intentional damage or willful misappropriation of any property of the Company that in any case has a material adverse effect on the Company; (d) material breach of any fiduciary, statutory or contractual duty owed to the Company (including, but not limited to, any breach of the Confidentiality Agreement (as defined below)) and failure to cure such breach within fifteen days of receiving written notice of such breach, if curable; (e) regular and willful failure to diligently and successfully perform his assigned duties under the Employment Agreement; (f) failure to cooperate with the Company in any investigation or proceeding by any governmental or similar authority or as otherwise authorized by the Board or a committee thereof; or (g) being found liable in an action instituted by the Securities and Exchange Commission (“SEC”) or disqualification by the SEC, the US Food & Drug Administration or the European Medicines Agency or other regulatory agency from serving in his capacity as the Company’s Chief Executive Officer.

For purposes of the Employment Agreement, the term “Good Reason” means any of the following actions taken by the Company without Mr. Rossi’s consent: (a) any reduction in Mr. Rossi’s base salary; or (b) a material reduction in Mr. Rossi’s duties (including responsibilities and/or authorities), provided, however, that a change in job position shall not be deemed a “material reduction” in and of itself unless Mr. Rossi’s new duties are materially reduced from the prior duties; and provided further that a change in duties due to the Company becoming a division, subsidiary or other similar part of a larger organization shall not be deemed a “material reduction” in and of itself unless such new duties are materially reduced from the prior duties; or (c) relocation of Mr. Rossi’s principal place of employment to a place that increases Mr. Rossi’s one-way commute by more than fifty (50) miles as compared to Mr. Rossi’s then-current principal place of employment immediately prior to such relocation. Each of the foregoing events is subject to specified notice and cure periods.

The Employment Agreement further provides that the Company will reimburse Mr. Rossi for reasonable business expenses in accordance with the Company’s standard expense reimbursement policy, as the same may be modified from time to time, and will reimburse him for up to $25,000 in reasonable legal fees incurred in negotiating the terms of the Employment Agreement.

In addition to the Employment Agreement, on October 17, 2023, Mr. Rossi entered into an Employee Confidential Information and Inventions Assignment Agreement (the “Confidentiality Agreement”) with the Company which contains restrictive covenants, including covenants related to non-competition and non-solicitation of the Company’s employees, consultants, contractors, customers, joint ventures partners, suppliers or vendors, in each case at all times during employment and for one year after any termination of employment, and prohibits unauthorized use or disclosure of the Company’s confidential information and trade secrets, among other obligations.

On the Effective Date, the Company and Mr. Rossi will also enter into the Company’s standard form indemnification agreement, previously adopted and disclosed by the Company and filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 24, 2018. The indemnification agreement, among other things, requires the Company to indemnify Mr. Rossi for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an officer or director of the Company or any other entity or enterprise to which he provides services at the Company’s request.

The foregoing summary descriptions of the terms of the Employment Agreement and the Confidentiality Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Confidentiality Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Interim Chief Executive Officer Equity Award and Compensation

In connection with the appointment of Mr. Rossi as President and Chief Executive Officer and the cessation of Mr. Gad’s service as Interim Chief Executive Officer, the Compensation Committee determined to award Mr. Gad an option to purchase 75,000 shares of the Company’s common stock (the “Gad Option”) in recognition of his service in that role and the Company’s accomplishments during the term of his service. The Gad Option will be granted effective as of the Effective Date pursuant to the Y-mAbs Therapeutics, Inc. 2018 Equity Incentive Plan and the form of option award agreement previously adopted and disclosed by the Company. The Gad Option will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date, an expiration date of no more than 10 years following the date of grant and will vest in accordance with the following schedule: 25% of the total shares subject to the Gad Option will vest on the one year anniversary of the Effective Date and 1/48th of the total shares subject to the Gad Option will vest each month thereafter on the same day of the month as the Effective Date (or if there is no corresponding day, on the last day of the month), in each case subject to Mr. Gad’s continuous service through each such date.

The Compensation Committee further determined that effective as of the Effective Date: (a) Mr. Gad’s annual base salary would be $557,454 and (ii) Mr. Gad will be eligible to receive an annual cash bonus for the fiscal year ending December 31, 2023 (“Fiscal 2023”) in a target amount of 50% of his base salary actually earned in Fiscal 2023, subject to the Board’s or Compensation Committee’s determination of whether and the extent to which he has earned such cash bonus based on achievement by him and the Company of applicable performance targets and goals set by the Board or the Compensation Committee.

Item 7.01 Regulation FD Disclosure.

On October 18, 2023, the Company issued a press release with respect to the management transition described in Item 5.02 of this Current Report on Form 8-K (“Form 8-K”). A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, entered into on October 17, 2023, between Michael Rossi and the Company
10.2	Employee Confidential Information and Inventions Assignment Agreement, dated October 17, 2023, between Michael Rossi and the Company
99.1	Press Release dated October 18, 2023
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: October 18, 2023	By:	/s/ Thomas Gad
Thomas Gad
Founder, President, Interim Chief Executive Officer and Head of Business Development & Strategy